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                                                                     EXHIBIT 4.4

                               PRACTICEWORKS, INC.

                           401(K) PROFIT SHARING PLAN

                                 EFFECTIVE AS OF

                                  March 5, 2001


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                                TABLE OF CONTENTS

ss. 1.   DEFINITIONS.............................................................................1

         1.1.   Account..........................................................................1
         1.2.   Actual Contribution Percentage...................................................1
         1.3.   Actual Deferral Percentage.......................................................1
         1.4.   Adjustment.......................................................................1
         1.5.   Affiliate........................................................................1
         1.6.   Average Actual Contribution Percentage...........................................2
         1.7.   Average Actual Deferral Percentage...............................................2
         1.8.   Beneficiary......................................................................2
         1.9.   Board............................................................................2
         1.10.  Break in Service.................................................................2
         1.11.  Code.............................................................................2
         1.12.  Company..........................................................................2
         1.13.  Compensation.....................................................................2
         1.14.  Distributable Account............................................................3
         1.15.  Effective Date...................................................................3
         1.16.  Elective Deferrals...............................................................3
         1.17.  Election.........................................................................3
         1.18.  Eligible Employee................................................................3
         1.19.  Employee.........................................................................4
         1.20.  Entry Date.......................................................................4
         1.21.  ERISA............................................................................4
         1.22.  Excess Aggregate Contributions...................................................4
         1.23.  Excess Contributions.............................................................4
         1.24.  Excess Deferrals.................................................................4
         1.25.  Forfeiture.......................................................................4
         1.26.  401(k) Account...................................................................4
         1.27.  401(k) Contributions.............................................................5
         1.28.  Highly Compensated Employee......................................................5
         1.29.  Hour of Service..................................................................6
         1.30.  InfoCure.........................................................................7
         1.31.  InfoCure Plan....................................................................7
         1.32.  InfoCure Stock...................................................................7
         1.33.  Leave of Absence.................................................................7
         1.34.  Matching Account.................................................................7
         1.35.  Matching Contribution............................................................7
         1.36.  Nonhighly Compensated Employee...................................................7
         1.37.  OBRA '93 Annual Compensation Limit...............................................7
         1.38.  Participant......................................................................7
         1.39.  Plan.............................................................................8
         1.40.  Plan Sponsor.....................................................................8
         1.41.  Plan Year........................................................................8
         1.42.  PracticeWorks Account............................................................8


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
         1.43.  PracticeWorks Stock..............................................................8
         1.44.  Profit Sharing Account...........................................................8
         1.45.  Profit Sharing Contribution......................................................8
         1.46.  Rollover Account.................................................................8
         1.47.  Rollover Contributions...........................................................8
         1.48.  Transfer Account.................................................................8
         1.49.  Trust Agreement..................................................................8
         1.50.  Trust Fund.......................................................................8
         1.51.  Trustee..........................................................................8
         1.52.  Year of Service..................................................................8
         1.53.  Valuation Date...................................................................9

ss. 2.   PARTICIPATION...........................................................................9

         2.1.   Participation Requirements.......................................................9
         2.2.   Change in Status.................................................................9
         2.3.   Not a Contract of Employment.....................................................9
         2.4.   Transfer of Employment...........................................................9
         2.5.   USERRA..........................................................................10

ss. 3.   EMPLOYEE CONTRIBUTIONS.................................................................10

         3.1.   401(k) Contributions............................................................10
         3.2.   Payment of 401(k) Contributions  to Trustee.....................................10
         3.3.   Rate Changes....................................................................10
         3.4.   Suspension of 401(k) Contributions..............................................10
         3.5.   Rollover Contribution...........................................................11

ss. 4.   COMPANY CONTRIBUTIONS..................................................................11

         4.1.   Matching Contribution...........................................................11
         4.2.   Profit Sharing Contribution.....................................................12
         4.3.   Top-Heavy.......................................................................12
         4.4.   Payment of Company Contributions................................................12
         4.5.   Application of Suspense Account and Forfeitures.................................12

ss. 5.   ALLOCATIONS TO ACCOUNTS................................................................13

         5.1.   Allocation of 401(k) Contributions..............................................13
         5.2.   Allocation of Matching Contribution.............................................13
         5.3.   Annual Allocation of Profit Sharing Contribution................................13
         5.4.   Allocation of Rollover Contributions............................................13
         5.5.   Administrative Action...........................................................13
         5.6.   Allocation of Investment Gains or Losses........................................13
         5.7.   Statutory Allocation Restrictions...............................................14
         5.8.   Allocation Report...............................................................19
         5.9.   Allocation Corrections..........................................................19

ss. 6.   INVESTMENT OF ACCOUNTS.................................................................19

         6.1.   Account Investments.............................................................19
         6.2.   Transition Period to Implement Plan Changes.....................................20
         6.3.   Special Rules Concerning Investment in PracticeWorks Stock......................20
         6.4.   Special Rules Concerning Investment in InfoCure Stock...........................21

ss. 7.   PLAN BENEFITS..........................................................................22

         7.1.   Retirement Benefit..............................................................22
         7.2.   Disability Benefit..............................................................22
         7.3.   Death Benefit...................................................................23
         7.4.   Vested Benefit..................................................................23
         7.5.   Missing Claimant................................................................25

ss. 8.   BENEFIT DISTRIBUTION...................................................................26

         8.1.   Methods of Distribution.........................................................26
         8.2.   Death Benefits..................................................................26
         8.3.   Direct Rollovers................................................................26
         8.4.   Distribution Deadlines and Consent Requirement..................................27
         8.5.   Distribution Procedure..........................................................28
         8.6.   Withdrawals During Employment...................................................28

ss. 9.   ADMINISTRATION.........................................................................30

         9.1.   Plan Sponsor Powers and Duties..................................................30
         9.2.   Liquidity Requirements..........................................................30
         9.3.   Records.........................................................................30
         9.4.   Information from Others.........................................................30
         9.5.   Named Fiduciaries...............................................................30

ss. 10.  TRUST FUNDS AND TRUSTEE................................................................31

         10.1.  Trust Funds.....................................................................31
         10.2.  Notification to Trustee.........................................................31
         10.3.  Loans...........................................................................31

ss. 11.  AMENDMENT, TERMINATION AND INDEMNIFICATION.............................................33

         11.1.  Amendment.......................................................................33
         11.2.  Termination.....................................................................33
         11.3.  Indemnification.................................................................33

ss. 12.  MISCELLANEOUS..........................................................................34

         12.1.  Headings and References.........................................................34
         12.2.  Construction....................................................................34


                                      iii
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
         12.3.  Spendthrift Clause..............................................................34
         12.4.  Legally Incompetent.............................................................34
         12.5.  Benefits Supported Only by Funds................................................34
         12.6.  No Discrimination...............................................................34
         12.7.  Claims..........................................................................34
         12.8.  Nonreversion....................................................................35
         12.9.  Merger or Consolidation.........................................................35
         12.10. Agent for Service of Process....................................................35
         12.11. Qualified Domestic Relations Order..............................................35
         12.12. Top-Heavy Rules.................................................................36
         12.13. Statutory Compliance............................................................38
         12.14. Permitted Offsets...............................................................38

ss. 13.  SPECIAL PROVISIONS RELATING TO MERGERS, ACQUISITIONS AND OTHER TRANSFERS...............39

         13.1.  General.........................................................................39
         13.2.  Merger..........................................................................39
         13.3.  Investments.....................................................................39
         13.4.  Service with Prior Employers....................................................39
         13.5.  Transfer Accounts...............................................................39
         13.6.  Vesting for Human Touch Software Employees......................................39


                                       iv
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                               PRACTICEWORKS, INC.
                           401(k) PROFIT SHARING PLAN

         PracticeWorks, Inc. hereby adopts the PracticeWorks, Inc. 401(k) Profit Sharing Plan effective as of March 5, 2001. For Internal Revenue Code purposes, this Plan shall be treated as a "profit sharing plan" with a cash or deferred arrangement up to 100% of the assets of which may be invested in common stock issued by the Plan Sponsor. Unless otherwise expressly set forth in this Plan, the terms of this Plan shall apply only to Eligible Employees on or after March 5, 2001.

                               ss. 1. DEFINITIONS

         The following terms shall have the meanings set forth opposite such terms for purposes of this Plan.

         1.1. Account - means such amount of money, if any, as is evidenced by the last balance posted to the individual bookkeeping account of each Participant, Beneficiary or alternate payee in accordance with this Plan. Each Account may consist of more than one sub-Account, and the record of each such individual account shall be maintained by the Plan Sponsor. An Account shall cease to exist when the money evidenced thereby is exhausted through distributions or Forfeitures made in accordance with this Plan.

         1.2. Actual Contribution Percentage - means for each Plan Year for each Participant who is eligible to make 401(k) Contributions at any time during such Plan Year the ratio (expressed as a percentage) of (a) the Matching Contributions, if any, made on his or her behalf for such Plan Year to (b) his or her Compensation for such Plan Year. The Actual Contribution Percentage of a Participant who is eligible to make, but does not make, 401(k) Contributions shall be zero.

         1.3. Actual Deferral Percentage - means for each Plan Year for each Participant who is eligible to make 401(k) Contributions at any time during such Plan Year the ratio (expressed as a percentage) of (a) the 401(k) Contributions, if any, made on his or her behalf for such Plan Year to (b) his or her Compensation for such Plan Year. The Actual Deferral Percentage of a Participant who is eligible to make, but does not make, 401(k) Contributions shall be zero.

         1.4. Adjustment - means for each Valuation Date the net increase or decrease in the fair market value of the funds attributable to investments (after deducting expenses) for the period beginning immediately after the preceding Valuation Date and ending on such Valuation Date as such increase or decrease is determined by the Plan Sponsor.

         1.5. Affiliate - means for each calendar year (a) any parent, subsidiary or sister corporation which during such year is a member of a controlled group of corporations

(as defined in Code ss. 1563(a), disregarding Code ss. ss. 1563(a)(4) and 1563(e)(3)(C)) of which a Company is a member, (b) any trade or business, whether or not incorporated, which during such year is considered to be under common control with a Company under Code ss. 414(c), (c) any member of an affiliated service group (under Code ss. 414(m)) which includes a Company, and
(d) any entity required to be aggregated with a Company under Code ss. 414(o).

         1.6. Average Actual Contribution Percentage - means for each Plan Year the average (expressed as a percentage) of the Actual Contribution Percentage computed separately (a) for the group of Participants who are Highly Compensated Employees during such Plan Year and (b) for the group of Participants who are Nonhighly Compensated Employees during the preceding Plan Year; provided, however, the Average Actual Contribution Percentage for Nonhighly Compensated Employees for Plan Year 2001 shall be three percent.

         1.7. Average Actual Deferral Percentage - means for each Plan Year the average (expressed as a percentage) of the Actual Deferral Percentages computed separately (a) for the group of Participants who are Highly Compensated Employees during such Plan Year and (b) for the group of Participants who are Nonhighly Compensated Employees during the preceding Plan Year; provided, however, the Average Actual Deferral Percentage for Nonhighly Compensated Employees for Plan Year 2001 shall be three percent.

         1.8. Beneficiary - means the person or persons so designated as such in accordance with ss. 7.3 by a Participant or by operation of this Plan.

         1.9.     Board - means the Plan Sponsor's Board of Directors.

         1.10. Break in Service - means a Plan Year in which an Employee fails to complete more than 500 Hours of Service.

         1.11. Code - means the Internal Revenue Code of 1986, as amended, and, if the Code is amended, any reference to a section of the Code in this Plan automatically shall be deemed amended to conform to the related amendment to the Code.

         1.12. Company - means the Plan Sponsor, PracticeWorks, Inc., and each other Affiliate which the Board designates as such for such calendar year.

         1.13. Compensation - means for each Employee for each calendar year the lesser of

                  (a)      the OBRA `93 Annual Compensation Limit or

                  (b) the sum of (1) the Employee's wages within the meaning of Code ss. 3401(a) and all other compensation paid by the Affiliates to, or on behalf of, the Participant for each Plan Year that is reportable as "wages, tips and other compensation" on Form W-2 (excluding income attributable to the exercise of any stock options) or such other form as the Affiliates are required to provide the

         Participant under Code ss. ss. 3401(a), 6041(d), 6051(a)(3) and 6052, and (2) the Participant's 401(k) Contributions under this Plan, any elective deferrals under any other Code ss. 401(k) plan maintained by an Affiliate that are excludible from income under Code ss. 402(e)(3), any contributions made on such Participant's behalf by an Affiliate to a Code ss. 125 cafeteria plan pursuant to a salary reduction agreement that are excludible under Code ss. 125 and any other contributions or deferrals excludible under Code ss. ss. 402(h), 403(b), 408(p), 414(h)(2) or 457(b).

For a Participant's first Plan Year of participation, Compensation shall be considered only after the Participant's Entry Date.

         1.14. Distributable Account - means the 401(k) Account, Rollover Account, Transfer Account and the vested percentage of a Matching Account and Profit Sharing Account which are distributable to a Participant, a Beneficiary or an alternate payee under ss. 8 as a result of an event described in ss. 7 or ss. 12.11.

         1.15.    Effective Date - means March 5, 2001.

         1.16. Elective Deferrals - means the 401(k) Contributions made on a Participant's behalf under this Plan and the employer contributions made on his or her behalf pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code ss. 401(k), any simplified employee pension cash or deferred arrangement as described in Code ss. 402(h)(1)(B), any plan described under Code ss. 501(c)(18), any salary reduction agreement for the purchase of an annuity contract under Code ss. 403(b) and, to the extent required under Code ss. 402(g)(8)(A)(ii), any eligible deferred compensation plan under Code ss. 457.

         1.17. Election - means an election or designation made on a form, by telephonic voice response or by any other method authorized by the Plan Sponsor, properly completed and timely delivered in accordance with such rules as the Plan Sponsor adopts from time to time.

         1.18. Eligible Employee - means as of any date each Employee who is classified as of such date by a Company on such Company's payroll records as an employee of such Company (without regard to whether he or she is classified by any other person as a common law employee of such Company) other than an Employee who as of such date is

                  (a)      a leased employee as described in ss. 1.19,

                  (b) included in a unit of employees covered by a collective bargaining agreement unless the agreement by specific reference to this Plan permits participation in this Plan, or

                  (c) a nonresident alien receiving no earned income from an Affiliate from sources within the United States (as more fully described in Code ss. 410(b)(3)(C)).

         1.19. Employee - means each person who is an employee of an Affiliate under such organization's uniform and nondiscriminatory personnel policy and each person who is treated as such as a result of the "leased employee" rules under Code ss. 414(n). For this purpose, a "leased employee" means an employee who is not a common-law employee of an Affiliate ("recipient") but who, pursuant to an agreement with another person, has performed services for the recipient and related persons on a substantially full-time basis for a period of at least one year and whose services are performed under primary direction or control by the recipient; provided, however, the term "leased employee" shall not include an individual who is described in the safe harbor rules under Code ss. 414(n) or an individual who is not treated as a leased employee under Code ss. 414(n).

         1.20. Entry Date - means the Effective Date and thereafter each January 1, April 1, July 1 and October 1.

         1.21. ERISA - means the Employee Retirement Income Security Act of 1974, as amended and, if ERISA is amended, any reference to a section of ERISA in this Plan automatically shall be deemed amended to conform to the related amendment to ERISA.

         1.22. Excess Aggregate Contributions - means for each Highly Compensated Employee for each Plan Year the excess of (a) the Matching Contributions actually taken into account in determining his or her Actual Contribution Percentage for such Plan Year over (b) the maximum amount of such contributions permitted for such Plan Year under Code ss. 401(m).

         1.23. Excess Contributions - means for each Highly Compensated Employee for each Plan Year the excess of (a) the 401(k) Contributions actually taken into account in determining his or her Actual Deferral Percentage for such Plan Year over (b) the maximum amount of such contributions permitted for such Plan Year under Code ss. 401(k)(3)(A).

         1.24. Excess Deferrals - means for each Participant for each year the 401(k) Contributions for such year that exceed $10,500 (or, after 2001, the dollar limit under Code ss. 402(g) in effect at the beginning of such year) and that the Participant elects to be refunded from this Plan pursuant to the procedures set forth in ss. 5.7(b).

         1.25. Forfeiture - means the balance of a Participant's Matching Account or Profit Sharing Account which is forfeited under this Plan as a result of a termination of his or her employment as an Employee.

         1.26. 401(k) Account - means the fully vested sub-Account which reflects a Participant's 401(k) Contributions under this Plan, 401(k) contributions made to the InfoCure Plan by InfoCure and transferred to this Plan and the related investment gains and losses.

         1.27. 401(k) Contributions - means the contributions made by a Company on a Participant's behalf in lieu of cash compensation pursuant to his or her Election under ss. 3.1.

         1.28. Highly Compensated Employee - means for each Plan Year each Participant who performs service for an Affiliate during the Plan Year and:

                  (a) is a 5% owner of an Affiliate as defined in Code ss. 416(i)(1)(B)(i) at any time during the Plan Year or the preceding 12-month period; or

                  (b) receives compensation in excess of $85,000 adjusted for cost-of-living increases in accordance with Code ss. 414(q) for the preceding 12-month period and was a member of the "top-paid group" for the preceding 12-month period. The "top-paid group" consists of the top 20% of Employees ranked on the basis of compensation received during the applicable 12-month period. For purposes of determining the number of Employees in the top-paid group, the following Employees shall be excluded:

                           (1) Employees who have not completed 6 months of service,

                           (2) Employees who normally work less than 17 1/2 hours per week,

                           (3) Employees who normally work less than 6 months during any year,

                           (4)      Employees who have not attained age 21, and

                           (5)      except to the extent provided in
                  regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives an Affiliate and that does not provide for participation in this Plan

         The determination of which Employees are Highly Compensated Employees is subject to Code ss. 414(q) and any regulations, rulings, notices or revenue procedures under that section. In determining whether an Employee is a Highly Compensated Employee for any Plan Year, a Company may use any allocations and elections authorized under the applicable regulations, rulings, notices or revenue procedures under Code ss. 414(q).

         For purposes of this ss. 1.28, "compensation" means the Participant's W-2 compensation, plus the Participant's 401(k) Contributions and any other contributions or deferrals made on his or her behalf to a retirement plan of an Affiliate under Code ss. 125 and ss. 401(k) and any other contributions or deferrals excludable under Code ss. ss. 402(h), 403(b), 408(p), 414(h)(2) or 457(b).

         1.29.    Hour of Service -

                  (a) General. The term "Hour of Service" means each hour for which an individual:

                           (1) is paid, or entitled to payment, for the performance of duties for an Affiliate,

                           (2) is directly or indirectly paid, or entitled to payment, by an Affiliate for a period of time (without regard to whether the "employment" relationship is terminated) when the individual performs no duties due to vacations, holidays, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, or

                           (3) is paid by an Affiliate for any reason an amount as "back pay," irrespective of mitigation of damages.

                  (b)      Additional Rules. Notwithstanding the foregoing,

                           (1) except as otherwise required under federal law, no more than 501 Hours of Service will be credited to an individual for any single continuous period during which he or she performs no duties for an Affiliate;

                           (2) an hour for which an individual is paid, or entitled to payment, on account of a period in which he or she performs no duties for an Affiliate will not be credited as an Hour of Service if such payment is made or is due under a plan maintained solely to comply with applicable worker's compensation laws, unemployment compensation laws or disability insurance laws;

                           (3) an Hour of Service will not be credited to an individual on account of a payment that reimburses such individual for medical, or medically related, expenses incurred by or on behalf of the individual;

                           (4) Hour of Service credit, if any, for periods when no duties are performed for an Affiliate will be calculated in accordance with applicable Department of Labor regulations;

                           (5)      Hours of Service credited for the
                  performance of duties by hourly paid Employees will be the actual number of Hours of Service completed by an individual and Hours of Service credited for the performance of duties by salaried Employees will be 190 Hours of Service per month if the Employee is credited with one Hour of Service in such month;

                           (6) An individual will earn Hours of Service credit without regard to whether such individual is treated as an "employee" of an Affiliate as a result of the application of common law principles or by operation of Code ss. 414(n); and

                           (7) An individual will receive credit for all Hours of Service completed with InfoCure as well as hours of service credited under the terms of the InfoCure Plan.

         1.30. InfoCure - means InfoCure Corporation, and any successor to it.

         1.31. InfoCure Plan - means the InfoCure Corporation 401(k) Profit Sharing Plan as in effect on the day prior to the Effective Date.

         1.32.    InfoCure Stock - means the common stock of InfoCure.

         1.33. Leave of Absence - means an approved leave of absence granted in writing to an Employee by an Affiliate for which the Employee is employed in accordance with applicable federal or state law or such organization's personnel policy for a period during which such Employee is expected to cease actively performing duties for which such Employee is paid or entitled to payment as an Employee under circumstances which do not involve a quit, discharge or retirement.

         1.34. Matching Account - means the sub-Account maintained as part of a Participant's Account to show his or her interest attributable to Matching Contributions from this Plan, matching contributions made to the InfoCure Plan by InfoCure and the related investment gains and losses.

         1.35. Matching Contribution - means the contribution made by a Company on a Participant's behalf under ss. 4.1.

         1.36. Nonhighly Compensated Employee - means a Participant who performs service for an Affiliate during the Plan Year and who is not a Highly Compensated Employee.

         1.37. OBRA '93 Annual Compensation Limit - means $170,000, as adjusted after 2001 for increases in the cost of living in accordance with Code ss. 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under Code ss. 401(a)(17) shall mean the OBRA '93 Annual Compensation Limit set forth in this ss. 1.36.

         1.38. Participant - means for any calendar year each Eligible Employee of a Company who satisfies the requirements described in ss. 2 and each former Employee for whom an Account is maintained.

         1.39. Plan - means this PracticeWorks, Inc. 401(k) Profit Sharing Plan effective as of the Effective Date and all amendments to such Plan.

         1.40. Plan Sponsor - means PracticeWorks, Inc. and any successor to such organization.

         1.41. Plan Year - means the Effective Date to December 31, 2001 and thereafter the calendar year.

         1.42. PracticeWorks Account - means a Participant's 401(k) Account, Matching Account, Profit Sharing Account and Rollover Account.

         1.43.    PracticeWorks Stock - means the common stock of the Plan
Sponsor.

         1.44. Profit Sharing Account - means the sub-Account which reflects a Participant's Profit Sharing Contributions from this Plan, profit sharing contributions made to the InfoCure Plan by InfoCure and transferred to this Plan, top heavy contributions made under ss. 12.12 and any related investment gains and losses.

         1.45. Profit Sharing Contribution - means the contribution made by a Company on a Participant's behalf under ss. 4.2.

         1.46. Rollover Account - means the fully vested sub-Account which reflects a Participant's Rollover Contributions or rollover contributions made to the InfoCure Plan and transferred to this Plan and any related investment gains and losses.

         1.47. Rollover Contributions - means one (or more than one) amount that qualifies as an eligible rollover distribution under Code ss. 402(c) or one (or more than one) amount that qualifies under Code ss. 408(d) as a rollover contribution from a qualified individual retirement account.

         1.48. Transfer Account - means the fully vested Account which reflects a Participant's pre-tax deferral contributions, matching contributions, profit sharing contributions and rollover contributions and the related investment gains and losses on such contributions transferred to, or merged with and into, this Plan.

         1.49. Trust Agreement - means each separate agreement that establishes a separate trust fund which is a part of this Plan.

         1.50. Trust Fund - means the trust fund which is established and maintained as part of and in accordance with this Plan under the Trust Agreement.

         1.51. Trustee - means the corporation, individual or individuals, or other legal entity appointed by the Plan Sponsor and designated to serve as the trustee of the Trust Fund from time to time.

         1.52. Year of Service - means each Plan Year in which an individual is credited with 1,000 Hours of Service.

         1.53. Valuation Date - means each business day of the American Stock Exchange.

                              ss. 2. PARTICIPATION

         2.1.     Participation Requirements.

                  (a) Initial Participation. Each Eligible Employee shall be eligible to participate in the Plan as of the Effective Date.

                  (b) General. After the Effective Date, each Eligible Employee shall be eligible to participate in this Plan as of the Entry Date coinciding with or immediately following the date he or she completes three months of employment and attains age 21.

                  (c) Reemployment. If a Participant terminates employment and is reemployed as an Eligible Employee, he or she will be reinstated as a Participant, if necessary, on the first day he or she completes an Hour of Service as an Eligible Employee. Each other former Eligible Employee who is reemployed will become a Participant in accordance with ss. 2.1(b).

         2.2. Change in Status. If the status of an individual changes from Eligible Employee to ineligible and back to Eligible Employee, he or she will become a Participant on the later of the date his or her status changes back to Eligible Employee or the date he or she would have become a Participant under ss. 2.1. If the Plan Sponsor discovers that an individual it determined to be an Eligible Employee is in fact not an Eligible Employee, the Plan Sponsor will as soon as practicable after such discovery direct the Trustee to refund the 401(k) Contributions made on behalf of such individual to this Plan. In no event will Matching Contributions be made with respect to the refunded contributions.

If the Plan Sponsor discovers that an Eligible Employee was not treated as covered under the Plan, the Plan Sponsor as soon as practicable after such discovery will take such action as it deems appropriate and proper under the circumstances to remedy such omission.

         2.3. Not a Contract of Employment. This Plan is intended only to encourage Eligible Employees of the Companies to save for their retirement. This Plan is not a contract of employment. Participation in this Plan will not give any person either the right to be retained as an Employee or, upon such person's termination of employment, the right to any interest in the Trust Fund other than his or her interest as expressly set forth in this Plan.

         2.4. Transfer of Employment. The transfer of an Eligible Employee from one Company to another shall be considered a transfer of employment and such transferred Employee shall not be considered a newly hired Employee of the transferor for any purpose under this Plan.

         2.5. USERRA. Notwithstanding anything in this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code ss. 414(u).

                          ss. 3. EMPLOYEE CONTRIBUTIONS

         3.1.     401(k) Contributions.

                  (a) General. Subject to the rules and limitations in this ss. 3 and in ss. 5, each Participant who is an Eligible Employee may elect that his or her Company make 401(k) Contributions through payroll deductions. A Participant may elect to begin 401(k) Contributions as of any Entry Date. Any such Election will be effective for the first pay date after the Participant's Company processes the Election and will continue while the Participant is an Eligible Employee or until the Participant changes the rate of his or her 401(k) Contributions in accordance with ss. 3.3 or suspends his or her election to make 401(k) Contributions in accordance with ss. 3.4. A Participant who was contributing 401(k) contributions to the InfoCure Plan on the day prior to the Effective Date shall continue to make 401(k) Contributions to this Plan pursuant to such election unless he or she changes his or her rate of 401(k) Contributions.

                  (b) Amount of 401(k) Contributions. A Participant may elect to make 401(k) Contributions in 1% increments of his or her Compensation for each pay period from 1% to 15% of his or her Compensation for such pay period.

         The Plan Sponsor has the right at any time unilaterally to reduce prospectively the amount or percentage of 401(k) Contributions elected by any Participant who is a Highly Compensated Employee if it determines that a reduction is appropriate in light of the limitations under ss. 5.

         3.2. Payment of 401(k) Contributions to Trustee. All 401(k) Contributions will be paid to the Trustee as soon as practicable after the related payroll deductions are made and, in any event, by the deadline, if any, established for such contributions under ERISA or the Code.

         3.3. Rate Changes. A Participant may change his or her rate of 401(k) Contributions in accordance with the policies and procedures established by the Plan Sponsor.

         3.4.     Suspension of 401(k) Contributions.

                  (a) Voluntary Suspension. A Participant may elect at any time to completely suspend his or her 401(k) Contributions. Such suspension will be effective as soon as administratively feasible after the Company processes the Participant's Election. Thereafter, such Participant may elect to resume making 401(k) Contributions as of any Entry Date. Any such election will be effective for the first pay date after the Participant's Company processes it.

                  (b) Change in Eligibility Status. A Participant's 401(k) Contributions will automatically stop when he or she ceases to be an Eligible Employee. If such Participant's status thereafter changes to an Eligible Employee (whether by reemployment or otherwise), he or she may elect to resume making 401(k) Contributions for any subsequent Entry Date (provided he or she is entitled to participate in the Plan under ss. 2) and such Election will be effective as soon as administratively practicable after the Participant's Company processes his or her Election for such resumption.

                  (c) Hardship Withdrawal. A Participant will be treated as if he or she had elected to completely suspend 401(k) Contributions for the 12-month period following a hardship withdrawal in accordance with ss. 8.6. A Participant may elect to resume making 401(k) Contributions for any Entry Date after the end of the suspension period as determined under ss. 8.6(a). His or her Election will be effective as soon as administratively practicable after the Participant's Company processes it.

                  (d) Leave of Absence. If a Participant is on a Leave of Absence, his or her 401(k) Contributions will continue to be deducted during such period provided he or she continues to be classified as an Eligible Employee during the Leave of Absence. However, to the extent the Leave of Absence is unpaid, a Participant will be treated as if he or she had elected to completely suspend 401(k) Contributions during the period of unpaid leave. Payroll deductions will resume as soon as administratively practicable after the Participant's resumption of active employment as an Eligible Employee and his or her completion of an Election in accordance with ss. 3.1.

         3.5. Rollover Contribution. A Rollover Contribution may be made by an Eligible Employee (or transferred to this Plan in a direct rollover from another plan) in cash without regard to whether the Eligible Employee has satisfied the minimum age and service requirements described in ss. 2.1.

                          ss. 4. COMPANY CONTRIBUTIONS

         4.1.     Matching Contribution.

                  (a) General. Subject to the rules and limitations set forth in this ss. 4 and in ss. 5, a Company in its absolute discretion may make a Matching Contribution each Plan Year. The Company may change the amount of the Matching Contribution from time to time, but in any event will ignore 401(k) Contributions in excess of 6% of a Participant's Compensation. Matching Contributions will be made without regard to whether a Company actually has current or accumulated profits for such year.

                  (b) No Matching Contributions on Refunds. No Matching Contribution will be made with respect to any 401(k) Contributions that are refunded under ss. ss. 5.7(a) or 5.7(b) to comply with the limits under Code ss. ss. 415 or 402(g). If it is determined that any portion of the Matching Contributions credited to a Participant's Matching Account is attributable to refunded 401(k) Contributions, those Matching Contributions automatically will be deducted from the Participant's Matching Account and will be treated as a Forfeiture as soon as practicable after such determination is made.

                  (c) Form of Matching Contribution. The Plan Sponsor may, in its sole discretion, make any Matching Contribution in cash or in shares of PracticeWorks Stock.

         4.2. Profit Sharing Contribution. Subject to the rules and limitations set forth in ss. 5, a Company in its absolute discretion will determine the amount, if any, that will be contributed as a Profit Sharing Contribution for each Plan Year. The Profit Sharing Contribution, if the Company so elects to make the contribution, will be made as of the last day of such Plan Year. Profit Sharing Contributions will be made without regard to whether a Company actually has current or accumulated profits for such year. The Plan Sponsor may, in its sole discretion, make any Profit Sharing Contribution in cash or in shares of PracticeWorks Stock.

         4.3. Top-Heavy. As of the last day of each Plan Year, a determination will be made on whether this Plan is "top-heavy" under ss. 12.12(a) and, if this Plan is "top-heavy", the Companies will contribute such amounts, if any, as are necessary to satisfy minimum allocation requirements under ss. 12.12. Any such contributions will be credited as of the last day of such Plan Year to the affected Participant's Profit Sharing Account.

         4.4. Payment of Company Contributions. Notwithstanding anything to the contrary in this Plan, each Company will make the contributions called for under this ss. 4; although the Plan Sponsor in its absolute discretion may choose to make the Company contributions called for under this ss. 4 on behalf of each Company and to charge each Company with its allocable portion of the contributions in accordance with those procedures the Plan Sponsor in its absolute discretion deems appropriate. Matching Contributions, Profit Sharing Contributions and contributions to satisfy the top-heavy minimum will be paid to the Trustee at such times as the Plan Sponsor determines in its absolute discretion, but in no event later than the due date (including extensions) of the Plan Sponsor's federal income tax return for the year ending with or within the Plan Year for which the contribution was made.

         4.5. Application of Suspense Account and Forfeitures. Excess amounts that are transferred to a Code ss. 415 suspense account for a Plan Year pursuant to ss. 5.7(a)(3) and Forfeitures, if any, will be applied first, to pay expenses and to restore Accounts pursuant to ss. 7.4(d); second, to reduce the Matching Contributions for contribution periods in the Plan Year (and succeeding Plan Years, if necessary); and third, to reduce the Profit Sharing Contributions for contribution periods in the Plan Year (and succeeding Plan Years, if necessary).

                         ss. 5. ALLOCATIONS TO ACCOUNTS

         5.1. Allocation of 401(k) Contributions. Subject to the restrictions set forth in ss. 5.7, as of each Valuation Date the Plan Sponsor shall credit any 401(k) Contributions as soon as practicable, but in any event no later than the time required by ERISA or the Code, to the 401(k) Account of each Participant on whose behalf such contributions are made.

         5.2.     Allocation of Matching Contribution.

                  (a) Matching Contributions. A Company's Matching Contribution shall be allocated to the Matching Account of Participants identified in ss. 5.2(b).

                  (b) Eligible Participants. A Participant shall be eligible to share in the allocation of the Matching Contribution for a Plan Year only if he or she has elected to make 401(k) Contributions during such Plan Year and is an Eligible Employee on the last day of such Plan Year and has a Year of Service for such Plan Year or if such Participant terminated employment during such Plan Year due to death, disability within the meaning of ss. 7.2(b) during such Plan Year, or attainment of age 65 in such Plan Year or any prior Plan Year.

         5.3.     Annual Allocation of Profit Sharing Contribution.

                  (a) Profit Sharing Contribution. A Company's Profit Sharing Contribution shall be allocated to a Participant's Profit Sharing Account in the same proportion that his or her Compensation for such calendar year bears to the total Compensation of all such Participants identified in ss. 5.3(b) for such year.

                  (b) Eligible Participants. A Participant shall be eligible to share in the allocation of the Profit Sharing Contribution for a Plan Year only if he or she is an Eligible Employee on the last day of such Plan Year and has a Year of Service for such Plan Year or if such Participant terminated employment during such Plan Year due to death, disability within the meaning of ss. 7.2(b) during such Plan Year, or attainment of age 65 in such Plan Year or any prior Plan Year.

         5.4. Allocation of Rollover Contributions. Rollover Contributions will be allocated to the Rollover Account of the Eligible Employee who either made a Rollover Contribution or directed that a Rollover Contribution be made to the Plan.

         5.5. Administrative Action. As soon as practicable after each Valuation Date, Participants and Beneficiaries who as of such Valuation Date are entitled to one or more of the allocations called for in this ss. 5 shall be identified and the information which the Plan Sponsor (in its judgment) needs to make such allocations shall be furnished to the Plan Sponsor by each Company as a condition to the Plan Sponsor making such allocations.

         5.6. Allocation of Investment Gains or Losses. The Plan Sponsor shall allocate the Adjustment for each Valuation Date among the applicable sub-Accounts of each Participant, Beneficiary or alternate payee in the proportion that each such sub-Account bears to all such sub-Accounts in order that each such sub-Account will proportionately benefit from any earnings or appreciation in the value of the assets of the Trust Fund in which such sub-Account is invested or proportionately suffer any losses or depreciation in the value of such assets. This allocation shall be made in accordance with such reasonable and equitable procedures as may be established from time to time by the Plan Sponsor, which procedures may include allocations based on units.

         5.7.     Statutory Allocation Restrictions.

                  (a)      Code ss. 415 Limitations.

                           (1)      General Rule. The sum of the 401(k)
                  Contributions (excluding any 401(k) Contributions refunded pursuant to ss. 5.7(b) but including any Excess Contributions distributed to the Participant under ss. 5.7(c)), the Matching Contribution and the Profit Sharing Contribution allocated for any calendar year (the "limitation year") to the Account of any Participant ("annual addition") shall (after taking in account the special rules under ss. 5.7(a)(2)) under no circumstances exceed the lesser of:

                                    (A)      25% of the Participant's W-2
                           compensation plus the Participant's 401(k)
                           Contributions and any other contributions or deferrals made on the Participant's behalf by an Affiliate to a retirement plan or cafeteria plan that are excludible under Code ss.ss. 125, 401(k), 402(h), 403(b), 408(p) or 457(b), for such calendar year;

                                    (B)      $35,000 for 2001 (and the dollar
                           limit under Code ss. 415(c)(1)(A) thereafter); or

                                    (C)      such lesser amount as the Plan
                           Sponsor deems necessary or appropriate to satisfy the requirements of Code ss. 415 in light of ss. 5.7(a)(1) and the benefits, if any, accrued and the contributions, if any, made for such Participant under any other employee benefit plan maintained by an Affiliate.

                           (2)      Special Rules.

                                    (A)      A contribution made by or on behalf
                           of an Employee under any other defined contribution plan (as defined in Code ss. 414(i)) which is maintained by an Affiliate shall be treated as made under this Plan by or on behalf of such Employee.

                                    (B)      A contribution which is credited
                           under a welfare benefit fund maintained by an Affiliate for any year to a reserve for post-retirement medical benefits for an Employee who is a "key employee" (as defined in Code ss. 416(i)) shall be treated as part of the Company contribution made on his or her behalf under this Plan when, and to the extent, required under Code ss. 419A(d).

                           (3) Excess Amount. In the event that ss. 5.7(a)(1) actually restricts the amount otherwise allocable in any allocation step to any Account, the total amount which was unallocable in such step ("Excess Amount") shall be disposed of as follows. First, the Participant's 401(k) Contributions, if any, (and any investment gain attributable to such contributions) shall be refunded to the Participant to the extent that such refund would satisfy such limitation. If an Excess Amount still exists after such refund, the amount shall be deemed to be a Forfeiture and the Plan Sponsor shall transfer such unallocable amount to a suspense account which
                  (1) shall be deemed to be a Forfeiture for purposes of the annual allocations for the succeeding calendar year and (2) shall be added to the Adjustment as an investment gain in the event that there is a termination of this Plan (within the meaning of ss. 11.2) before the date as of which such suspense account becomes allocable in its entirety as a Forfeiture.

                           Any 401(k) Contributions refunded under this ss.
                  5.7(a)(3) shall be disregarded for purposes of the Code ss. 402(g) limitations under ss. 5.7(b) and the Code ss. 401(k) limitations under ss. 5.7(c).

                  (b)      Dollar Limitations on 401(k) Contributions.

                           (1) General. No Participant shall be permitted to have Elective Deferrals made on his or her behalf under this Plan or any other qualified plan maintained by an Affiliate during any year in excess of $10,500 (or, after 2001, the dollar limit under Code ss. 402(g) in effect at the beginning of such year). If a Participant's 401(k) Contributions under this Plan exceed such dollar limit, such Participant shall be deemed to have made a request for a refund under ss. 5.7(b)(2) and such excess shall be refunded in accordance with ss. 5.7(b)(3).

                           Although a Participant's 401(k) Contributions under
                  this Plan cannot exceed such dollar limit, his or her aggregate Elective Deferrals nevertheless can exceed such dollar limit in a calendar year if he or she participates in at least one other plan that provides for Elective Deferrals. In that event, such Participant may request a refund in accordance with ss. 5.7(b)(2) and his or her Excess Deferrals shall be refunded in accordance with ss. 5.7(b)(3).

                           (2) Refund Election. A Participant may request a refund from this Plan of any Excess Deferrals made during a year by filing a claim with the Plan Sponsor on or before March 1 of the next year. Such claim shall be in writing, shall specify the dollar amount of the Participant's Excess Deferrals assigned to this Plan for such year and shall include a written statement that such amounts, if not distributed to such Participant, will exceed the limit imposed on the Participant by Code ss. 402(g) for the year in which the deferral occurred.

                           (3) Distribution of Excess Deferrals. Excess Deferrals, plus any income and minus any loss allocable to such Excess Deferrals for the year in which such Excess Deferrals were made (as determined in accordance with ss. 5.7 and the regulations under Code ss. 402(g)), shall be distributed no later than April 15 of the following calendar year to a Participant whose Excess Deferrals for the preceding Plan Year were assigned to this Plan under ss. 5.7(b)(2).

                           (4) Treatment. Any 401(k) Contributions that exceed the Code ss. 402(g) limit shall be taken into account for purposes of the limitations under ss. 5.7(c) even if the excess 401(k) Contributions are refunded in accordance with this ss. 5.7(b). However, excess 401(k) Contributions refunded to a Nonhighly Compensated Employee shall not be taken into account for purposes of ss. 5.7(c) to the extent the excess arises solely from 401(k) Contributions under this Plan and Elective Deferrals under all other qualified plans, contracts and arrangements maintained by an Affiliate pursuant to Code ss. 402(c)(3). Excess 401(k) Contributions refunded under this ss. 5.7(b) shall not be taken into account for purposes of Code ss. 415 limitations under ss. 5.7(a).

                  (c) Limitations on 401(k) Contributions for Highly Compensated Employees.

                           (1) General. The Average Actual Deferral Percentage for Highly Compensated Employees who are Eligible Employees for any Plan Year shall not exceed the greater of

                                    (A)      the Average Actual Deferral
                           Percentage for Nonhighly Compensated Employees who are Eligible Employees for the Plan Year multiplied by 1.25, or

                                    (B)      the Average Actual Deferral
                           Percentage Nonhighly Compensated Employees who are Eligible Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for such Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for such Nonhighly Compensated Employees by more than 2 percentage points.

                           (2)      Special Rules.

                                    (A)      Other Plan or Arrangements. For
                           purposes of this ss. 5.7(c), the Actual Deferral Percentage for a Highly Compensated Employee for the Plan Year and who is eligible to have "elective deferrals" as described in Code ss. 402(g)(3)(A) allocated to his or her account under two or more plans or arrangements described in

                           Code ss. 401(k) that are maintained by an Affiliate shall be determined as if all such contributions were made under this Plan.

                                    (B)      Code ss. 410(b) Aggregation. If
                           this Plan satisfies the requirements of Code ss. ss. 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this ss. 5.7(c) shall be applied by determining the Actual Deferral Percentages of Participants as if all such plans were a single plan.

                                    (C)      Other Requirements. The
                           determination and treatment of the 401(k)
                           Contributions and Actual Deferral Percentage and Excess Contributions of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                           (3) Distribution of Excess Contributions. Excess Contributions made for any Plan Year, plus any income and minus any loss allocable to such Excess Contributions for such Plan Year (as determined in accordance with ss. 5.7 and the regulations under Code ss. 401(k)), shall be distributed no later than the last day of the immediately following Plan Year to Highly Compensated Employees on whose behalf such Excess Contributions were made. Such distributions shall be made to such Participants on the basis of the amount of the Excess Contributions starting with the Highly Compensated Employee with the greatest dollar amount of 401(k) Contributions and ending when the Excess Contributions have been refunded in full.

                           (4) Order for Determining Excess Contributions. Excess Contributions shall be determined after first determining Excess Deferrals. The Excess Contributions which would otherwise be distributed to the Participant shall be reduced, in accordance with federal income tax regulations, by the Excess Deferrals distributed to the Participant under ss. 5.7(b).

                  (d) Limitations on Matching Contributions for Highly Compensated Employees.

                           (1) General. The Average Actual Contribution Percentage for Highly Compensated Employees who are Eligible Employees for any Plan Year shall not exceed the greater of

                                    (A)      The Average Actual Contribution
                           Percentage for Nonhighly Compensated Employees who are Eligible Employees for the Plan Year multiplied by 1.25, or

                                    (B)      the Average Actual Contribution
                           Percentage for Nonhighly Compensated Employees who are Eligible Employees for the Plan Year multiplied by 2, provided that the Average Actual Contribution Percentage for such Highly Compensated Employees does not exceed the Average Actual Contribution Percentage for such Nonhighly Compensated Employees by more than 2 percentage points.

                           (2)      Special Rules.

                                    (A)      Other Plan or Arrangements. For
                           purposes of this ss. 5.7(d), the Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year and who is eligible to have "matching contributions" as described in Code ss. 401(m)(4) allocated to his or her account under two or more plans or arrangements described in Code ss. 401(m) that are maintained by an Affiliate shall be determined as if all such contributions were made under this Plan.

                                    (B)      Code ss. 410(b) Aggregation. If
                           this Plan satisfies the requirements of Code ss.ss. 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this ss. 5.7(d) shall be applied by determining the Actual Contribution Percentages of Participants as if all such plans were a single plan.

                                    (C)      Other Requirements. The
                           determination and treatment of the Matching
                           Contributions and Actual Contribution Percentage and Excess Aggregate Contributions of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                           (3) Distribution or Forfeiture of Excess Aggregate Contributions. Excess Aggregate Contributions for a Plan Year (adjusted for investment gain or loss) will be forfeited to the extent forfeitable under ss. 7.4 or distributed to the extent not so forfeitable from the Accounts of Highly Compensated Employees no later than the last day of the immediately following Plan Year. The distributions or forfeitures will be made on the basis of the amount of Matching Contributions, starting with the Highly Compensated Employee with the greatest dollar amount of Matching Contributions. The distributions and forfeitures will cease when the Excess Aggregate Contributions have been distributed or forfeited in full.

                           (4) Determination of Investment Gain or Loss. Excess Aggregate Contributions will be adjusted for investment gain or loss for the Plan Year for which the contributions were made in accordance with the regulations under Code ss. 401(m) but will not be adjusted for investment gain or loss for the period between the end of the Plan Year and the date the Excess Aggregate Contributions are distributed or forfeited.

         5.8. Allocation Report. After the Plan Sponsor has made the allocations for any quarterly Valuation Date described in this ss. 5, the Plan Sponsor shall deliver to each Company a report which lists each Participant and states the balance credited to each Account maintained for each such person. The Plan Sponsor also shall deliver at least annually to each Company an individual statement for each Participant which states the balance credited to his or her Account and which may be forwarded to that person.

         5.9. Allocation Corrections. If an error or omission is discovered in any Account, the Plan Sponsor shall make such adjustment as it, acting in its discretion, deems appropriate to correct such error or omission.

                         ss. 6. INVESTMENT OF ACCOUNTS

         6.1.     Account Investments.

                  (a) General. It is intended that Participants, Beneficiaries of deceased Participants and alternate payees will have an opportunity to direct the investment of their 401(k) Account, Rollover Account, Profit Sharing Account, Transfer Account and, after it is 100% vested, Matching Account among investment funds selected by the Plan Sponsor. Subject to ss.6.4, the Matching Account will be invested in PracticeWorks Stock until it is 100% vested. The Plan Sponsor will select four or more investment funds to make available under the Trust Fund, and each such investment fund will be described for Participants in the summary plan description for this Plan or in such other materials as the Plan Sponsor deems suitable under the circumstances. The investment funds may include, but are not limited to, (1) mutual funds, (2) investment or annuity contracts issued by an insurance company, (3) collective investment funds, and (4) PracticeWorks Stock. The assets of the Plan may be commingled for investment purposes in a group trust and with the assets of other plans whether or not the assets of this Plan will be held in a separate investment fund.

                  (b) Investment Elections. Each Participant, Beneficiary and alternate payee of a deceased Participant will have the right to elect how his or her 401(k) Account, Profit Sharing Account, Rollover Account, Transfer Account and, after it is 100% vested, Matching Account will be invested among the available investment funds in accordance with procedures established from time to time by the Plan Sponsor and the Trustee. An individual may revise his or her investment Election at such times and in accordance with such procedures as are established by the Plan Sponsor. An individual's 401(k) Account, Profit Sharing Account, Rollover Account, Transfer Account and, after it is 100%
         vested, Matching Account will continue to be invested in accordance with his or her most recent investment Election until such Election is properly changed.

                  (c) ERISA ss. 404(c). To the extent the Company chooses to take advantage of any relief afforded to Plan fiduciaries under ERISA ss. 404(c) and the regulations thereunder, the Plan Sponsor will
         (1) designate a fiduciary who is obligated to implement Participant and Beneficiary instructions, (2) determine the manner and frequency of investment instructions and any limitations on such instructions and
         (3) establish such other procedures as may be necessary or appropriate to implement Participant and Beneficiary instructions or the requirements of ERISA ss. 404(c). Any such procedures may be amended or modified from time to time by the Plan Sponsor in its discretion and all such procedures and any amendments or modifications to such procedures are incorporated into and made a part of this Plan.

                  (d) Amounts Available for Investment. Contributions under this Plan will not be treated as part of an Account for investment purposes until such contributions are actually received by the Trustee and posted on its records as available for investment by the Participant, Beneficiary or alternate payee.

         6.2. Transition Period to Implement Plan Changes. In connection with a change in recordkeepers, trustees or other service providers for the Plan, a change in the methodology for valuing accounts, a change in investment options, a plan merger or other circumstances, a temporary interruption in the normal operations of the Plan may be required in order to properly implement such change or merger or take action in light of such circumstances. In such event or under such circumstances, the Plan Sponsor may take such action as it deems appropriate under the circumstances to implement such change or merger or in light of such circumstances, including authorizing a temporary interruption in a Participant's ability to obtain information about his or her Account, to take distributions from such Account and to make changes in the investment of that Account, provided the Plan Sponsor will take appropriate action as to give Participants and Beneficiaries as much advance notice of the interruption as possible and to minimize the scope and length of the interruption in normal Plan operations. In addition, when changing investment options, the Plan Sponsor will take such action as it deems appropriate under the circumstances to direct the investment of the funds pending completion by the Trustee of the administrative processes necessary to transfer investment authority to Participants and Beneficiaries, including, but not limited to, mapping monies from old funds to new funds.

         6.3. Special Rules Concerning Investment in PracticeWorks Stock. Notwithstanding any other provision of the Plan to the contrary, the following rules shall apply to investments in PracticeWorks Stock.

                  (a) Dividends. A Participant's allocation share of cash dividends (and other cash earnings) credited to PracticeWorks Stock will be reinvested in PracticeWorks Stock unless the Participant elects to have such cash dividends (and other cash earnings) invested among the other investment funds in accordance with procedures established by the Plan Sponsor. Dividends on PracticeWorks Stock paid in the form of stock shall be retained in a Participant's Account.

                  (b) Contributions and Purchase of PracticeWorks Stock. The normal form of contribution for amounts invested in PracticeWorks Stock shall be in cash; provided that the Plan Sponsor, in its discretion, may make the Matching Contribution in PracticeWorks Stock. The Trustee is authorized to purchase PracticeWorks Stock from the Plan Sponsor or in the open market or in a privately negotiated transaction with another shareholder.

                  (c) Voting. Shares of PracticeWorks Stock and held by the Plan will be voted or tendered by the Trustee as directed by the Plan Sponsor. The proceeds of any PracticeWorks Stock that is tendered pursuant to a tender offer shall be invested in other investment funds selected by the Participant and may not be reinvested in PracticeWorks Stock.

                  (d) Restrictions. The ability of a Participant or a Beneficiary to engage in transactions with respect to the PracticeWorks Stock allocated to his or her Account (or with an investment fund comprised of PracticeWorks Stock) will be subject to such restrictions as the Plan Sponsor and the Trustee determine are necessary or appropriate to satisfy federal or state securities laws.

         6.4.     Special Rules Concerning Investment in InfoCure Stock.

                  (a) General. If a Participant's account in the InfoCure Plan includes shares of InfoCure Stock on the date such Participant's account balance is transferred from the InfoCure Plan into this Plan, such shares shall be transferred in-kind to this Plan. The Trustee will continue to hold such shares of InfoCure Stock in the Participant's Account until the earliest of the date (the "Sale Date"):

                           (1) the Participant makes an Election to change his or her investment in accordance with ss.6.1(b);

                           (2) the Participant receives a distribution from the Plan in accordance with ss.7;

                           (3) 12 months from the effective date of the transfer of such shares of InfoCure Stock has expired; or

                           (4) less than 20 Participants hold shares of InfoCure Stock in their Accounts (other than InfoCure Stock which may be held in a self-directed brokerage window).

         Upon the occurrence of the Sale Date, the Trustee shall take action to sell all of the InfoCure Stock in the Participant's Account. The proceeds of such sale of InfoCure Stock shall either be distributed to the Participant in cash in accordance with ss. 7 or invested in another investment fund or in PracticeWorks Stock;

         provided, however, in no event shall any further contributions or dividends be invested in InfoCure Stock.

         Notwithstanding the forgoing, if a Participant is not 100% vested in his or her Matching Account, the Participant may only invest the proceeds of the sale of his or her InfoCure Stock in PracticeWorks Stock.

                  (b) Dividends. A Participant's allocation share of cash dividends (and other cash earnings) credited to InfoCure Stock will be invested among the other investment funds in accordance with procedures established by the Plan Sponsor. Dividends on InfoCure Stock paid in the form of stock shall be invested in accordance with the procedures established by the Plan Sponsor.

                  (c) Contributions and Purchase of InfoCure Stock. Notwithstanding the transfer of InfoCure Stock from the InfoCure Plan, no further contributions or dividends shall be invested in InfoCure Stock (other than InfoCure Stock which may be held in a self-directed brokerage window).

                  (d) Voting. Shares of InfoCure Stock held by the Plan will be voted or tendered by the Trustee as directed by the Plan Sponsor. The proceeds of any InfoCure Stock that is tendered pursuant to a tender offer shall be invested in other investment funds selected by the Participant.

                              ss. 7. PLAN BENEFITS

         7.1. Retirement Benefit. The Matching Account and the Profit Sharing Account of a Participant who is an Employee on the date he or she reaches age 65 shall become fully vested not later than such date, and his or her Distributable Account thereafter shall be payable to such Participant under ss. 8 upon his or her retirement.

         7.2.     Disability Benefit.

                  (a) In order to compensate for a disability, the Matching Account and Profit Sharing Account of a Participant whose employment with an Affiliate is terminated by reason of his or her being disabled shall become nonforfeitable on the date his or her employment is so terminated, and his or her Distributable Account shall be payable to such Participant in accordance with ss. 8 upon his or her termination of employment.

                  (b) A person shall be treated as disabled for purposes of this ss. 7.2 if termination of employment results from his or her inability to perform the duties of his or her customary position as an Employee due to any medically determinable physical or mental impairment or impairments for an indefinite period which may be expected to be of long continued duration. A person also shall be considered disabled if termination of employment results from the permanent loss or loss of use of a member or function of his or her body or permanent disfigurement.

                  (c) The Plan Sponsor shall have exclusive responsibility for determining whether a person is disabled and may consider whether a person is disabled upon their own motion or upon the written request of such person. The Plan Sponsor's determination shall be based on a consideration of all the facts and circumstances which in its absolute discretion it deems pertinent, including reports from one or more licensed physicians or psychiatrists appointed by the Plan Sponsor and paid by the Company (which employs or had employed the Participant) to examine the Participant. Any determination by the Plan Sponsor of whether a person is disabled for purposes of this Plan shall be conclusive.

         7.3.     Death Benefit.

                  (a) The Company which employs (or which last employed) a Participant immediately before his or her death promptly shall notify the Plan Sponsor of the name of his or her Beneficiary, and his or her Account shall be changed to the name of his or her Beneficiary and shall be paid to such Beneficiary under ss. 8. Furthermore, if a Participant dies while he or she is an Employee, his or her Matching Account and Profit Sharing Account shall become fully vested on his or her date of death.

                  (b) If a Participant under applicable law has a spouse on his or her date of death, such spouse automatically shall (unless otherwise permissible under Code ss. 401(a)(11)) be treated as his or her Beneficiary under this Plan absent such spouse's written consent, which is either notarized or witnessed by a Plan representative, to the designation by the Participant of any other person as his or her Beneficiary or to the designation of any other person as his or her Beneficiary in accordance with the terms of this Plan. On the other hand, if a Participant has no such spouse or if his or her spouse so consents, such Participant's Beneficiary shall be a person or persons so designated in writing by a Participant on a form satisfactory to the Plan Sponsor or, in the event no such designation is made, or if no person so designated survives the Participant, or if after checking his or her last known mailing address the whereabouts of the person so designated is unknown and no death benefit claim is submitted to the Plan Sponsor by such person within one year after the date of his or her death, the personal representative of such Participant, if any has qualified within twelve (12) months from the date of his or her death or, if no personal representative has so qualified, any heirs at law of the Participant whose whereabouts are known by the Plan Sponsor.

         7.4.     Vested Benefit.

                  (a) General. A Participant who (as of the date of the termination of his or her employment as an Employee) is ineligible for any other benefit payment under this Plan shall be eligible for the payment of his or her Distributable Account under ss. 8. The vested percentage, if any, of his or her Matching Account and Profit Sharing Account shall be determined under ss. 7.4(b). The

         401(k) Account, Rollover Account and Transfer Account shall be fully vested and nonforfeitable at all times.

                  (b) Vesting Schedule. The Plan Sponsor shall determine the vested percentage of a Participant's Matching Account and Profit Sharing Account as of the date his or her employment as an Employee terminates in accordance with the vesting schedule set forth in this ss. 7.4(b). Subject to ss. 13.6, such determination shall be made based on the Participant's Years of Service under ss. 1.53. The balance, or the nonvested percentage, of his or her Matching Account and Profit Sharing Account shall become a Forfeiture as of the earlier of (1) the end of the Plan Year in which payment of the vested portion of the Participant's Accounts is made, (2) the end of the Plan Year in which the Participant has 5 consecutive Breaks in Service or (3) if such vested portion is zero, the end of the Plan Year in which payment otherwise would have been made under ss. 8 if such vested portion at the Participant's termination of employment was $5,000 or less.

                                                   Vested Percentage
                  Full Years of Service            of Company Account
                  ---------------------            ------------------
                       Less than 1                          0%
                                 1                         20%
                                 2                         40%
                                 3                         60%
                                 4                         80%
                                 5                        100%

                  (c) Forfeiture. If a Participant has a separation from service (within the meaning of Code ss. 401(k)), the nonvested portion, if any, of his or her Account shall be treated as a Forfeiture according to ss. 7.4(b).

                  Forfeitures occurring in a Plan Year shall be applied as soon as practicable in accordance with ss. 4.5.

                  (d)      Reemployment.

                           (1) If a former Employee who was fully vested in his or her Account is reemployed before receiving payment of his or her Account, such Employee shall resume participation in this Plan in accordance with ss. 2.2 and payment of such Account shall not be made until such Employee subsequently separates from service, dies or becomes disabled within the meaning of ss. 7.2(b).

                           (2) If a former Employee who was fully vested in his or her Matching Account and Profit Sharing Account solely because of a disability is reemployed before receiving payment of his or her Account, the Plan Sponsor shall establish a new Matching Account and Profit Sharing Account upon his or her reemployment to receive the Matching Contributions and Profit Sharing Contributions allocable on his or her behalf following reemployment. The dollar amount of the Participant's vested interest in his or her new Matching Account or Profit Sharing Account shall be determined in accordance with the rules in this ss. 7.4 without reference to such disability. A Participant's prior vested Matching Account and Profit Sharing Account shall be merged with his or her new Matching Account and Profit Sharing Account when the new Matching Account and Profit Sharing Account become fully vested.

                           (3) If a former Employee received (or was deemed to receive) payment of the vested portion of his or her Account and is reemployed before he or she has 6 consecutive Breaks in Service (without regard to whether such breaks result from maternity or paternity leave or from any other cause), the dollar amount forfeited from his or her Account, if any, shall be automatically restored without interest. Restoration of the Forfeiture shall be made as soon as practicable after the Employee's reemployment. If a former Employee was fully vested and received payment of his or her entire Account and is reemployed, such Employee shall resume participation in this Plan in accordance with ss.2.2 and a new Matching Account and Profit Sharing Account shall be established for such Employee. An Employee's vested interest in his or her restored or new Matching Account and Profit Sharing Account thereafter shall be determined in accordance with the vesting rules under this Plan in effect for Matching Accounts and Profit Sharing Accounts.

         7.5. Missing Claimant. If no Beneficiary of a deceased Participant is identified and located pursuant to the procedure set forth in ss. 7.3(b), or if the Account of a Participant becomes payable under ss. 7 for any reason other than his or her death and the Plan Sponsor is unable to locate such Participant after sending written notice to his or her last known mailing address and the last known mailing address of any Beneficiaries such Participant may have designated, the Plan Sponsor, in its discretion, may treat his or her Account as a Forfeiture as of the last day of the calendar year which includes the second anniversary of the date his or her Account first became payable, or as of the last day of any subsequent calendar year. However, if such missing Beneficiary or Participant in a subsequent calendar year files a written claim with the Plan Sponsor while this Plan remains in effect for the Account forfeited and proves to the satisfaction of the Plan Sponsor his or her identity as the person then entitled to such benefit under the terms of this Plan, the Plan Sponsor shall direct the payment to such Beneficiary or Participant in accordance with ss. 8 of an amount which equals dollar for dollar the amount treated as a Forfeiture. Such payment at the Plan Sponsor's discretion may come from appropriate Company contributions or directly from one, or more than one, Company, or from an assessment against the appropriate Company, whichever the Plan Sponsor deems reasonable and appropriate under the circumstances.

                          ss. 8. BENEFIT DISTRIBUTION

         8.1. Methods of Distribution. The vested portion of a Participant's 401(k) Account, Rollover Account, Matching Account or Profit Sharing Account, including all amounts invested in PracticeWorks Stock or InfoCure Stock, will be paid to the Participant in a lump sum in cash.

Notwithstanding anything herein to the contrary, a Participant who has a Transfer Account may elect to receive such account in any form of benefit available to him or her in accordance with Appendix.

         8.2. Death Benefits. A Participant who dies before payment of his vested Account begins shall have his or her vested Account paid to his or her Beneficiary in a lump sum in cash.

         8.3.     Direct Rollovers.

                  (a) Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this ss. 8.3, a distributee (as described in (d) below) may elect, at the time and in the manner prescribed by the Plan Sponsor, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code ss. 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and the 401(k) Account distributed due to hardship as described in Code ss. 401(k)(2)(B)(i)(IV).

                  (c) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code ss. 408(a), an individual retirement annuity described in Code ss. 408(b), an annuity plan described in Code ss. 403(a), or a qualified trust described in Code ss. 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (d) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code ss. 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (e) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         8.4.     Distribution Deadlines and Consent Requirement.

                  (a) General Rule. A Participant's Distributable Account automatically shall be paid as soon as practicable after his or her employment as an Employee terminates unless his or her Distributable Account exceeds $5,000. If his or her Distributable Account exceeds $5,000, his or her Distributable Account shall be paid (1) as soon as practicable after the Plan Sponsor determines that the Code ss. 411(a)(11) consent requirements for a Distributable Account in excess of $5,000, have been satisfied with respect to such account or, if earlier, (2) when required under ss. 8.4(b). If a Participant has begun to receive distributions pursuant to a form of payment described in the Appendix under which at least one scheduled periodic distribution has not been made and if the present value of the Participant's Distributable Account was more than $5,000 determined at the time of the first distribution under that form of payment, the value of the Distributable Account at any subsequent time is deemed to continue to exceed $5,000. The distribution of each Distributable Account shall be made no later than the later of 60 days after the end of the calendar year in which a Participant reaches age 65 or retires unless such consent requirements prohibit such a distribution or ss. 8.4(b) requires an earlier distribution.

                  (b)      Statutory Deadlines.

                           (1) Participant. Payment of a Participant's Distributable Account will be made to the Participant no later than April 1 of the calendar year following the calendar year in which he or she (1) reaches age 70-1/2 or (2) for a Participant who is not a 5% owner (as defined in Code ss.
                  416), terminates employment, whichever is last.

                  The Plan will apply the minimum distribution requirements of Code ss. 401(a)(9) in accordance with the regulations under Code ss. 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This provision of the Plan shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code ss. 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

                           (2) Beneficiary. If a distribution is made to a Participant's Beneficiary, such distribution shall be made by December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death.

         8.5.     Distribution Procedure.

                  (a) General. The amount of a Distributable Account to be distributed under this ss. 8 shall be determined by the Plan Sponsor on the basis of the Valuation Date which immediately precedes the date that such distribution is made, and no distribution shall be made to a Participant or Beneficiary on the basis of a Valuation Date which comes before the event which triggers such distribution under ss. 7.

                  (b) No Annuities. In no event shall a Participant's Distributable Account be distributed to such Participant in the form of a life annuity unless such life annuity is available as a distribution option for the Transferred Account portion of the Distributable Account as described in Appendix B.

         8.6.     Withdrawals During Employment.

                  (a) Hardship Distribution Withdrawal. A Participant shall have the right to request a withdrawal of all or any portion of his or her vested Account (other than the investment gains or losses attributable to such Participant's 401(k) Account or the portion of his or her Transfer Account attributable to pre-tax deferral contributions to a prior plan) at any time before he or she terminates employment with an Affiliate, and the Plan Sponsor shall grant such request if, and to the extent that, it determines (based on all the relevant facts and circumstances and in accordance with the regulations under Code ss. 401(k)) that the withdrawal is "necessary" (as described in ss. 8.6(a)(1)) to satisfy an "immediate and heavy financial need" (as described in ss. 8.6(a)(2)).

                  Any request for a withdrawal for a financial hardship shall be made in writing and shall set forth in detail the nature of such hardship and the amount of the withdrawal needed as a result of such hardship, and the Participant shall supplement such request with such additional information as the Plan Sponsor requests consistent with this ss. 8.6(a).

                           (1)      Amount Necessary to Satisfy Need. A
                  withdrawal shall be deemed to be "necessary" to satisfy an immediate and heavy financial need only if

                                    (A)      the withdrawal is not in excess of
                           the amount of such need, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such withdrawal, and

                                    (B)      the Participant has obtained all
                           distributions (other than hardship distributions, including distributions under ss. 8.6(b) or (c)) and all nontaxable loans currently available from this Plan and all other plans maintained by an Affiliate. Notwithstanding the foregoing, a Participant will not be required to obtain a loan from this Plan or any other plan maintained by an Affiliate if the effect of the loan would be to increase the amount of the need.

                           A Participant who receives a withdrawal for a
                  financial hardship under this ss. 8.6(a) shall not be eligible to make any 401(k) Contributions under this Plan or any elective contributions or employee contributions under any other qualified plan or nonqualified plan of deferred compensation maintained an Affiliate for the twelve month period following the date of such withdrawal. Further, such Participant's 401(k) Contributions under this Plan and any elective contributions under any other plan maintained by an Affiliate for the calendar year immediately following the calendar year in which such withdrawal occurred shall not exceed the dollar limitation under Code ss. 402(g) for such following calendar year (as described in ss. 5.7(b)) reduced by the amount of his or her 401(k) Contributions under this Plan and any elective contributions under any other plan maintained by an Affiliate for a calendar year in which such hardship withdrawal occurred.

                           (2) Immediate and Heavy Financial Need. An "immediate and heavy financial need" shall mean

                                    (A)      expenses for medical care described
                           in Code ss. 213(d) previously incurred by the Participant or his or her spouse or dependents (as defined in Code ss. 152) or amounts necessary for such individuals to obtain such medical care,

                                    (B)      costs directly related to the
                           purchase (excluding mortgage payments) of a principal residence for the Participant,

                                    (C)      the payment of tuition, related
                           educational fees and room and board for the next twelve months of post-secondary education for the Participant or his or her spouse, children or dependents, or

                                    (D)      payments necessary to prevent the
                           eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (b) Age Related Withdrawals. A Participant who has reached at least age 59-1/2 and who is 100% vested in his or her Account shall have the right to withdraw all or any portion of his or her Account if he or she requests such withdrawal in writing in accordance with such procedures as set by the Plan Sponsor.

                  (c) Rollover Account Withdrawals. A Participant shall have the right to withdrawal all or any portion of his or her Rollover Account if he or she requests such withdrawal in writing in accordance with such procedures as set by the Plan Sponsor.

                  (d) Disability Withdrawals. A Participant who worked for KComp Management Systems, Inc. may request a "disability" withdrawal from his or her Transfer Account in the event he or she suffers a total and permanent disability prior to separation from service. For purposes of this paragraph, total and permanent disability means a physical or mental condition resulting from bodily injury, disease, or mental disorder that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The disability of a Participant shall be determined by a licensed physician chosen by the Plan Sponsor.

                             ss. 9. ADMINISTRATION

         9.1. Plan Sponsor Powers and Duties. The Plan Sponsor is the Plan Administrator and shall have the exclusive responsibility and complete discretionary authority to control the operation, management and administration of this Plan, with all powers necessary to enable it properly to carry out its duties in that respect, including but not limited to, the power to construe the terms of this Plan and the Trust Agreements, to determine status, coverage and eligibility for benefits, and to resolve all interpretative, equitable, and other questions that shall arise in the operation and administration of this Plan. The Plan Sponsor shall act through its President or his or her delegate. All actions and decisions of the Plan Sponsor on all matters within the scope of its authority shall be final, conclusive and binding on all persons.

         9.2. Liquidity Requirements. The Plan Sponsor shall determine anticipated liquidity requirements to meet projected benefit payments for each calendar year and, if any adjustment from previous annual liquidity requirements is appropriate, the Plan Sponsor shall appropriately coordinate the Trustee's investment policies with Plan needs.

         9.3. Records. All records of this Plan, together with such other documents as may be necessary for the administration of this Plan shall be maintained for at least six years in the custody of the Plan Sponsor.

         9.4. Information from Others. The Plan Sponsor, the Trustee, and the officers and directors of each Company shall be entitled to rely upon all information and data contained in any certificate or report or other material prepared by any actuary, accountant, attorney or other consultant or adviser selected by the Plan Sponsor or the Trustee to perform services on behalf of this Plan or any Trust Fund.

         9.5. Named Fiduciaries. The Plan Sponsor shall be the "named fiduciary" within the meaning of such term as used in ERISA, provided that, to the extent a Participant directs that any portion of his or her Account be invested in PracticeWorks Stock, the Plan Sponsor shall not be the "named fiduciary" with respect to such investment decision and the Participant shall be responsible for the effects of such decisions.

                         ss. 10. TRUST FUNDS AND TRUSTEE

         10.1. Trust Funds. The assets of this Plan shall be held in one or more separate Trust Funds, as determined by the Plan Sponsor. Each of the Trust Funds shall be held and managed by the Trustee appointed by the Plan Sponsor pursuant to a separate Trust Agreement and may be invested up to 100% in the common stock of the Plan Sponsor, or any successor to the Plan Sponsor.

         10.2. Notification to Trustee. Any action of the Plan Sponsor pursuant to any of the provisions of this Plan shall be communicated to the Trustee in accordance with such procedures as the Plan Sponsor deems appropriate under the circumstances.

         10.3.    Loans.

                  (a) Administration and Procedures. The Plan Sponsor shall establish objective nondiscriminatory procedures for the administration of the loan program under this Plan and such procedures and any amendments to such procedures are incorporated by this reference as a part of this Plan. Such procedures shall include, but are not limited to:

                           (1) the class of Participants and Beneficiaries who are eligible for a loan;

                           (2) the identity of the person or position authorized to administer the loan program;

                           (3)      the procedures for applying for a loan;

                           (4) the basis on which loans will be approved or denied;

                           (5) the limitations, if any, on the types and amounts of loans offered;

                           (6) the procedures for determining a reasonable rate of interest;

                           (7) the types of collateral that may be used as security for a loan; and

                           (8) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

                  (b) General Statutory Requirements. All loans made under this Plan will comply with the provisions of ss. 408(b)(1) of ERISA and shall

                           (1) be made available to Participants and Beneficiaries who are eligible for a loan on a reasonably equivalent basis;

                           (2) not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees;

                           (3)      be made in accordance with specific
                  provisions regarding loans set forth in this Plan and the procedures described above;

                           (4)      bear a reasonable rate of interest; and

                           (5)      be adequately secured.

                  (c) Other Conditions. All loans made under this Plan shall be subject any conditions imposed by the Appendix as well as to the following additional conditions.

                           (1) Principal and interest on the loan shall be repaid in substantially level installments with payments not less frequently than quarterly over a period of 5 years or less. However, if so provided in the loan procedures described above, the repayment period may exceed 5 years if the loan is classified as a "home loan" (as described in Code ss. 72(p)).

                           (2) The portion of the loan secured by the Participant's Account balance shall not be reduced as a result of a default until a distributable event occurs under the Plan.

                           (3) The Participant or Beneficiary must agree to any other terms and conditions required under the procedures described above.

                           (4)      In no event shall a Participant or
                  Beneficiary have more than two loans outstanding under this Plan at any time.

                           (5) Each loan shall be for a minimum amount of $1,000.

                  (d) Statutory Limitation on Amounts. The principal amount of any loan to a Participant (when added to the outstanding principal balance of any outstanding loans made to the Participant under this Plan and all other plans maintained by an Affiliate that are tax exempt under Code ss. 401(a)) may not exceed the lesser of:

                           (1)      $50,000 reduced by the excess, if any, of

                                    (A)      the highest outstanding principal
                           balance of previous loans to the Participant from the Plan or any Prior Plan (and all other plans described above) during the one year period ending immediately before the date the current loan is made, over

                                    (B)      the current outstanding principal
                           balance of those previous loans on the date the current loan is made; or

                           (2)      50% of the vested interest in the
                  Participant's Account at the time the loan is made.

                  (e) Distributions. The vested Account balance actually payable to an individual who has an outstanding loan shall be determined by reducing the vested Account balance by the amount of the security interest in the Account (if any). The Trustee may cancel the Plan's security interest in the Account and distribute the note in full satisfaction of that portion of the Participant's Account equal to the outstanding balance of the loan or the amount that would have been outstanding but for a discharge in bankruptcy or through any other legal process. Notwithstanding anything to the contrary in this Plan or the loan procedures described above, in the event of default, foreclosure on the note and execution of the Plan's security interest in the Account shall not occur until a distributable event occurs under this Plan and interest shall continue to accrue only to the extent permissible under applicable law.

               ss. 11. AMENDMENT, TERMINATION AND INDEMNIFICATION

         11.1. Amendment. The Plan Sponsor reserves the right at any time and from time to time to amend this Plan in writing signed by the President, provided that no amendment shall be made which would divert any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants and Beneficiaries unless such amendment is necessary to cause this Plan to continue to be exempt from income taxes under the Code.

         11.2. Termination. The Plan Sponsor expects this Plan to be continued indefinitely but, if necessary, reserves the right to completely or partially terminate this Plan or to discontinue contributions at any time by action of the Board.

         If this Plan is completely or partially terminated under this ss. 11.2, or if the Plan Sponsor or a Company declares a permanent discontinuance of contributions to this Plan, the Matching Account and Profit Sharing Account of each affected Participant who then is an Employee shall become fully vested on the date of such complete or partial termination or on the date of such declaration of discontinuance, as the case may be.

         In the case of such a complete termination of this Plan or such a permanent discontinuance of contributions, the Trustee shall liquidate Trust Fund investments as necessary and distribute Accounts to Participants and Beneficiaries after the receipt of a favorable determination letter from the Internal Revenue Service respecting such termination or discontinuance.

         11.3. Indemnification. Each Company (to the extent permissible under applicable law) shall indemnify each of its officers and employees from and against any liability, assessment, loss, expense or other cost of any kind or description whatsoever, including legal fees and expenses, actually incurred by such person on account of any action or proceeding, actual or threatened, which arises as a result of his or her acting on behalf of a Company under this Plan, provided (1) such action or proceeding does not arise as a result of his or her own negligence, willful misconduct or lack of good faith and (2) such protection is not otherwise provided through insurance.

                             ss. 12. MISCELLANEOUS

         12.1. Headings and References. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. All references to sections and subsections shall be to sections and subsections in this Plan unless otherwise set forth in this Plan.

         12.2. Construction. In the construction of this Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings would be appropriate. This Plan shall be construed in accordance with the laws of the State of Georgia to the extent that such laws are not preempted by federal law.

         12.3. Spendthrift Clause. Except to the extent permitted by law or ss. 12.11, no Account, benefit, payment or distribution under this Plan shall be subject to the claim of any creditor of a Participant or Beneficiary, or to any legal process by any creditor of such person and no Participant or Beneficiary shall have any right to alienate, commute, anticipate, or assign (either at law or equity) all or any portion of his or her Account, benefit, payment or distribution under this Plan.

         12.4. Legally Incompetent. The Plan Sponsor in its discretion shall direct the Trustee to make payment on such direction directly to (i) an incompetent or disabled person, whether because of minority or mental or physical disability, (ii) to the guardian of such person or to the person having custody of such person, or (iii) to any person designated or authorized under any state statute to receive such payment on behalf of such incompetent or disabled person, without further liability either on the part of the Plan Sponsor or the Trustee for the amount of such payment to the person on whose account such payment is made.

         12.5. Benefits Supported Only by Funds. Any person having any claim for any benefit under this Plan shall (except to the extent required under ERISA) look solely and exclusively to the assets of the Trust Funds for satisfaction. In no event will a Company or the Trustee, or any of its officers, members of its board of directors be liable to any person whomsoever for the payment of benefits under this Plan.

         12.6. No Discrimination. The Plan Sponsor shall administer this Plan in a uniform and consistent manner with respect to all Participants and Beneficiaries.

         12.7. Claims. Any payment to a Participant or Beneficiary or to their legal representative, or heirs-at-law, made in accordance with the provisions of this Plan shall to the extent of such payment be in full satisfaction of all claims under this Plan against the Trustee and each Company, either of whom may require such person, his or her legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee or the Plan Sponsor, as the case may be.

         12.8.    Nonreversion.

                  (a) Except as provided in ss. ss. 7.5 or 12.8(b), no Company shall have any present or prospective right, claim, or interest in the Trust Fund or in any Matching Contribution, Profit Sharing Contribution, or any contributions held in Transfer Accounts.

                  (b) To the extent permitted by the Code and ERISA, Matching Contributions and Profit Sharing Contributions plus any earnings and less any losses on such contributions, shall be returned by the Trustee to a Company in the event that:

                           (1) Any such contribution is made by such Company by a mistake of fact, provided such return is effected within one year after the payment of such contribution; or

                           (2) A deduction for such contribution is disallowed under Code ss. 404, in which event such contribution shall be returned to the Company which made such contribution within one year after such disallowance, all contributions being hereby conditioned upon being deductible under Code ss. 404.

The Trustee shall have no obligation or responsibility whatsoever to determine whether the return of any such contribution is permissible under the Code or ERISA and shall be indemnified and held harmless by each Company for their actions in accordance with this ss. 12.8.

         12.9. Merger or Consolidation. In the case of any merger or consolidation of this Plan with, or transfer of assets or liabilities of this Plan to, any other employee benefit plan, each person for whom an Account is maintained shall be entitled to receive a benefit from such other employee benefit plan, if it is then terminated, which is equal to or greater than the benefit such person would have been entitled to receive immediately before the merger, consolidation or transfer, if this Plan had been terminated.

         12.10. Agent for Service of Process. The agent for service of process for this Plan shall be the person or entity currently listed in the records of the Secretary of State of Georgia as the agent for service of process for the Plan Sponsor.

         12.11. Qualified Domestic Relations Order. In accordance with uniform and nondiscriminatory procedures established by the Plan Sponsor from time to time, the Plan Sponsor upon the receipt of a domestic relations order which seeks to require the distribution of a Participant's Account in whole or in part to an "alternate payee" (as that term is defined in Code ss. 414(p)(8)) shall

                  (a) promptly notify the Participant and such "alternate payee" of the receipt of such order and of the procedure which the Plan Sponsor will follow to determine whether such order constitutes a "qualified domestic relations order" within the meaning of Code ss. 414(p),

                  (b) determine whether such order constitutes a "qualified domestic relations order," notify the Participant and the "alternate payee" of the results of such determination and, if the Plan Sponsor determines that such order does constitute a "qualified domestic relations order,"

                  (c) direct the Trustee to transfer such amounts, if any, as the Plan Sponsor determines necessary or appropriate from the Participant's Account to a special Account for such "alternate payee," and

                  (d) direct the Trustee to make such distribution to such "alternate payee" from such special Account as the Plan Sponsor deems called for under the terms of such order in accordance with Code ss. 414(p).

         An "alternate payee's" special Account shall be distributed in accordance with ss. 8 as if the "alternate payee" was a Beneficiary as soon as practicable after that Account has been established under this ss. 12.11, without regard to whether the date of such distribution is prior to the earliest date that a distribution could be made to a Participant under the terms of this Plan and prior to a Participant's "earliest retirement age" under Code ss. 414(p). An "alternate payee" shall have the right to designate (in the same manner as a Participant who has no spouse) a Beneficiary for the payment of his or her special Account in the event of the alternate payee's death before such special Account is paid.

         The determinations and the distributions made by, or at the direction of, the Plan Sponsor under this ss. 12.11 shall be final and binding on the Participant, the "alternate payee" and all other persons interested in such order.

         Notwithstanding any provisions of the Plan to the contrary an alternate payee may be paid as soon as possible in a cash lump sum.

         12.12.   Top-Heavy Rules.

                  (a) Determination. The Plan Sponsor as of each Determination Date shall determine the sum of the present value of the accrued benefits of Key Employees and the sum of the present value of the accrued benefits of all other Employees in accordance with the rules in Code ss. 416(g) or shall take such other action as the Plan Sponsor deems appropriate to conclude that no such determination is necessary under the circumstances. If the sum of the present value of the accrued benefits of Key Employees exceeds 60% of the sum of the present value of the accrued benefits of all Employees as of any Determination Date, this Plan shall be "top-heavy" for the immediately following Plan Year.

                  (b) Special Top Heavy Contribution. If the Plan Sponsor determines that this Plan is top-heavy for any Plan Year, a contribution shall be made for such Plan Year for each Participant who is a Non-Key Employee and who is employed by a Company on the last day of such Plan Year (regardless of such Participant's Hours of Service or compensation level for such Plan
         Year) which, when added to the Company contribution actually credited to such Participant's Account for such Plan Year, is equal to the lesser of

                           (1) 3% of his or her W-2 compensation for such Plan Year or

                           (2)      the largest percentage of Company
                  contributions and 401(k) Contributions allocated on behalf of any Key Employee (as expressed as a percentage of his or her W-2 compensation) for such Plan Year.

                  (c) Coordination. The contribution required for a Participant under this ss. 12.12, if any, shall not be made to the extent that the contribution made or the benefit accrued on behalf of such Participant under any other plan maintained by an Affiliate satisfies the minimum requirements of Code ss. 416(c).

                  (d) Special Rules and Definitions. For purposes of this ss. 12.12, the following special rules and definitions shall apply:

                           (1) "Determination Date" means the last day of the immediately preceding Plan Year.

                           (2) "Key Employee" means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Plan Year containing the Determination Date or any of the four immediately preceding Plan Years was

                                    (i)      an officer of an Affiliate whose
                           W-2 compensation for such Plan Year exceeds 50% of the dollar limitation under Code ss. 415(b)(1)(A) for such Plan Year,

                                    (ii)     an owner (or considered to be an
                           owner within the meaning of Code ss. 318) of one of the 10 largest interests in an Affiliate whose W-2 compensation for such Plan Year exceeds 100% of the dollar limitation under Code ss. 415(c)(1)(A); provided that the value of such ownership interest is more than one-half of one percent,

                                    (iii)    a 5% owner of an Affiliate, or

                                    (iv)     a 1% owner of an Affiliate whose
                           W-2 compensation for such Plan Year exceeds $150,000.

                  For purposes of this ss. 12.12, a 1% owner or 5% owner shall be determined without regard to the aggregation rules under Code ss. 414(b), (c) and (m).

                           (3) "Non-Key Employee" means any Employee or former Employee who is not a Key Employee, including any Employee who is a former Key Employee.

                           (4) When two or more plans constitute an aggregation group in accordance with Code ss. 416(g)(2), the present value of the accrued benefits (including distributions) is determined separately for each plan as of each plan's determination date and the results for each plan as of the determination dates for such plans that fall within the same calendar year are added together to determine whether the aggregated plans are top heavy.

                           (5) The value of any account balance and the present value of any accrued benefit shall include the value of any distributions made during the five year period ending on such determination date and any contributions due but as yet unpaid as of the determination date which are required to be taken into account on that date under Code ss. 416.

                           (6) The account balance or accrued benefit of a Participant who is not a Key Employee for the current Plan Year but who was a Key Employee in a prior Plan Year or who has not performed an Hour of Service for an Affiliate at any time during the five year period ending on the Determination Date shall be disregarded.

         12.13. Statutory Compliance. This Plan has been adopted and all contributions to this Plan shall be made subject to the condition that the Internal Revenue Service issue a favorable determination letter to the Plan Sponsor to the effect that this Plan and the Trust Fund together meet the requirements of Code ss. 401(a) and ss. 501(a) effective as of the Effective Date. In the event a final judicial or Internal Revenue Service determination is made that this Plan fails to satisfy such requirements effective as of the Effective Date, all contributions made by a Company or a Participant before such judicial or administrative determination (whichever last occurs) plus any earnings and minus any losses shall be returned to the Company, or Participant, as applicable, within one year after such determination, all such contributions being hereby conditioned upon this Plan satisfying all applicable requirements under Code ss. 401 from and after its adoption.

         12.14. Permitted Offsets. A Participant's benefits provided under the Plan may be offset by an amount that the Participant is ordered or required to pay to the Plan if;

                  (a) The order or requirement to repay arises (i) under a judgment for a conviction for a crime involving such plan, (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA, or (ii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty

         Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person, and

                  (b) The judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan.

        ss. 13. SPECIAL PROVISIONS RELATING TO MERGERS, ACQUISITIONS AND
                                OTHER TRANSFERS

         13.1. General. This Section describes special rules applicable to individuals who as a result of a corporate transaction became employees of InfoCure prior to becoming Employees of the Plan Sponsor and who participated in a prior plan (refer to Appendix for a listing of prior plans), which as a result of such corporate transaction either transferred assets and liabilities to or merged assets and liabilities with and into the InfoCure Plan or transferred assets and liabilities to or merged assets and liabilities with and into this Plan.

         13.2. Merger. The assets and liabilities of each prior plan were transferred to or merged with and into this Plan as of the Effective Date, unless the Appendix indicates a later date.

         13.3. Investments. All assets transferred from any prior plan to this Plan will be invested as directed by each Participant.

         13.4. Service with Prior Employers. All Employees will receive credit under this Plan for service with a prior employer that sponsored a prior plan. Additionally, all Employees who were employed by KComp Management Systems, Inc. shall receive credit for service with Songbird Data Inc. and all Employees who were employed by Professional On-Line Computer, Inc. shall receive credit for service with Professional Investigation & Collection, Inc., Professional Leasing Co. and Professional Consultants 400.

         13.5. Transfer Accounts. A Transfer Account was established under this Plan to reflect the interest of each Participant who had a prior plan account transferred to this Plan.

         13.6. Vesting for Human Touch Software Employees. Due to the change in calculating a Year of Service from a plan year from August 1 to July 31 in the Human Touch Software Profit Sharing Plan to a calendar year in the InfoCure Plan, Hours of Service from March 1, 2000 to July 31, 2000 will be credited as Hours of Service with Human Touch Software and with InfoCure.

         IN WITNESS WHEREOF, the Plan Sponsor has caused this Plan to be executed by its duly authorized officers and its seal to be affixed to this Plan this 21st day of February, 2001.

                                    PRACTICEWORKS, INC.


                                    By:    /s/ James K. Price
                                       -----------------------------------------

                                    Title: President and Chief Executive Officer
                                          --------------------------------------

ATTEST:


By:    /s/ James A. Cochran
   -----------------------------------------

Title: /s/ Senior Vice President and Chief
      --------------------------------------
       Financial Officer
       -------------------------------------